UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

(844) 428-5411
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05 - Costs Associated with Exit or Disposal Activities.

Workforce Reduction

On June 16, 2026, Robinhood Markets, Inc. (the “Company” or “we”) announced a reduction in force as part of its efforts to maintain a high performance culture, further accelerate product velocity, and remain lean and disciplined. The Company is taking this action from a position of business strength, including June month-to-date average daily trading volumes at record levels across equities, options, and prediction markets.

This reduction in force involves approximately 10% of the Company's full-time employees, and additionally involves the closure of a small number of open roles across the Company. The Company estimates that it will incur cash restructuring and related charges comprising approximately $20 million related to employee severance and benefits costs as well as approximately $8 million related to share-based compensation. It expects to recognize the accrual for these charges in the second quarter of 2026.

If we subsequently determine that we will incur additional material restructuring costs or charges or there are material differences from the amounts provided above, we will file an amendment to this Current Report on Form 8-K (this “Current Report”) to disclose any such material costs, charges, or differences.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements, including with respect to our estimates and expectations in connection with the reduction in force. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Current Report. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: the difficulty of managing our business effectively, including the size of our workforce, and the risk of declining or negative growth; adverse legal, reputational and financial effects on the Company resulting from the reduction in force; and potential operational disruptions as a result of the reduction in force. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Current Report and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this Current Report whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Current Report with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date:	June 16, 2026	By:	/s/ Shiv Verma
Name: Shiv Verma
Title: Chief Financial Officer